                                                                    EXHIBIT 99.3
                              CLASS A COMMON STOCK
                                     PROXY

                      MITCHELL ENERGY & DEVELOPMENT CORP.
                   PROXY SOLICITED BY BOARD OF DIRECTORS FOR

            SPECIAL MEETING OF STOCKHOLDERS TO BE HELD        , 2002



   The undersigned hereby appoints Bernard F. Clark and Thomas P. Battle, or either of them, as Proxies, with full power of substitution, and hereby authorizes and directs them, or either of them, to represent the undersigned at the Special Meeting of Stockholders of Mitchell Energy & Development Corp. to be
held on        , 2002, or any adjournment thereof, and to vote as follows the number of shares which the undersigned would be entitled to vote if personally present.



   This Proxy will be voted in accordance with your instructions or, if no instructions are indicated, will be voted for approval of the Amended and Restated Agreement and Plan of Merger, dated as of August 13, 2001, by and among Devon Energy Corporation, Devon NewCo Corporation, Devon Holdco Corporation, Devon Merger Corporation, Mitchell Merger Corporation and Mitchell Energy & Development Corp., and in accordance with the discretion of the person voting it with respect to any other business properly before the meeting, such as adjournment, including for the purpose of soliciting additional proxies. A vote to approve the merger agreement will constitute a vote in favor of both (1) the merger described in the accompanying proxy statement of Mitchell Energy & Development Corp. with and into a wholly owned subsidiary of Devon Energy Corporation and (2) implementing, if it is necessary to do so, the alternate structure described in the accompanying proxy statement, including the merger of Mitchell Merger Corporation with and into Mitchell Energy & Development Corp., with Mitchell Energy & Development Corp. being the surviving corporation of that merger and a wholly owned subsidiary of Devon Holdco Corporation. In the transaction, each Mitchell stockholder, other than those exercising dissenters rights, will receive $31.00 in cash and 0.585 of a share of common stock of Devon or Devon Holdco for each share of Mitchell common stock that the stockholder owns.


                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                            O FOLD AND DETACH HERE O

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1. Approval of the Amended and Restated Agreement and Plan of Merger referred to on the reverse.

                    [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

2. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.

                        I PLAN TO ATTEND THE MEETING.  [ ]

                                                             Dated:
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                                                             ----------------------------------
                                                                         Signature


                                                             ----------------------------------
                                                                         Signature

                                                             NOTE: Please sign as name appears
                                                             hereon. Joint owners should each
                                                             sign. When signing as attorney,
                                                             executor, administrator, trustee
                                                             or guardian, please give full
                                                             title as such.

                            O FOLD AND DETACH HERE O